UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, 15th Floor Vancouver, British Columbia (Address of principal executive offices)	V6E 2J3 (Zip Code)

Registrant’s telephone number, including area code: (888) 458-3420

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On September 23, 2026, the board of directors (the “Board”) of TMC the metals company Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Governance Committee”), appointed Liam Mallon as a director, effective September 24, 2026, to fill the vacancy on the Board created by the resignation of Brendan May described below. Mr. Mallon will serve as a director until the Company’s 2027 Annual General Meeting of Shareholders (the “2027 Annual General Meeting”) or until his earlier death, resignation or removal, and is expected to stand for election as a director at the 2027 Annual General Meeting.

Mr. Mallon retired in 2025 as President of ExxonMobil Upstream Company and a Vice President of Exxon Mobil Corporation.

Mr. Mallon will participate in the Company’s Nonemployee Director Compensation Policy (the “Director Compensation Policy”), as described in the Company’s definitive proxy statement for its 2026 Annual General Meeting of Shareholders. In accordance with the Director Compensation Policy, Mr. Mallon was granted an initial award of 25,445 restricted stock units (“RSUs”) on September 25, 2026. In addition, the Board approved a special one-time grant to Mr. Mallon of 77,720 RSUs under the Company’s 2021 Incentive Equity Plan, granted on September 28, 2026. The RSUs will vest in three equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Mallon's continued service through each applicable vesting date.

The Board, upon the recommendation of the Nominating and Governance Committee, has determined that Mr. Mallon is an independent director under the applicable listing standards of The Nasdaq Stock Market LLC. Mr. Mallon has been appointed to serve as Chair of the Sustainability and Innovation Committee of the Board.

Mr. Mallon has also entered into the Company’s standard form of indemnity agreement, the form of which was filed as Exhibit 10.18 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2021.

There are no arrangements or understandings between Mr. Mallon and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Mallon and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Resignation of Director

On September 23, 2026, Brendan May notified the Company of his decision to resign from the Board, effective September 24, 2026. Mr. May’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On September 29, 2026, the Company issued a press release announcing the appointment of Mr. Mallon and the resignation of Mr. May. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: September 29, 2026	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer